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EXHIBIT 2.6

                                 FIRST AMENDMENT
                         TO PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of December 1, 2006, is entered into by SWEPI LP, a Delaware limited partnership ("SELLER") and PACIFIC ENERGY RESOURCES LTD., a Delaware corporation ("BUYER").

                                    RECITALS

     A. Pursuant to that certain Purchase and Sale Agreement dated as of November 13, 2006, between Seller and Buyer (as the same may be, from time to time, amended, the "PURCHASE AGREEMENT"), Buyer agreed to purchase certain oil and gas interests and related real and personal property from Seller, and Seller agreed to sell such interests and related property to Buyer.

     B. Seller and Buyer desire to amend certain provisions of the Purchase Agreement.

     C. Capitalized terms used in this Amendment but not specifically defined herein shall have the respective meanings given to them in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Modification of Purchase Agreement. Seller and Buyer hereby agree to amend the Purchase Agreement as follows:

          (a) SECTION 10.01(c)(i) of the Purchase Agreement is amended by deleting the date "December 1, 2006" and inserting in its place the date "December 8, 2006."

     2. Continuing Force and Effect. Except as amended hereby, the Purchase Agreement shall remain unmodified and in full force and effect. The Parties hereby ratify and confirm the Purchase Agreement, as amended concurrently herewith.

     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the Parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.


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     4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT OF LAW PROVISIONS THEREOF.

     5. Entire Agreement. The Purchase Agreement, as amended hereby, constitutes the entire understanding between the Buyer and Seller with respect to the subject matter thereof and hereof, superseding all negotiations, prior discussions, correspondence, offering materials, maps and prior agreements and understandings relating to such subject matter, whether oral or written.

                      [signatures begin on following page]


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     IN WITNESS WHEREOF, the duly authorized representatives of Seller and Buyer have executed this Amendment as of the date fist above written.

                                        Seller:

                                        SWEPI LP, a Delaware limited partnership


                                        By: /s/ B.O. Eubanks
                                            ------------------------------------
                                        Name: B.O. EUBANKS
                                        Title: ATTORNEY-IN-FACT


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                                        Buyer:

                                        PACIFIC ENERGY RESOURCES LTD., a
                                        Delaware corporation


                                        By: /s/ Darren Katic
                                            ------------------------------------
                                        Name: DARREN KATIC
                                        Title: PRESIDENT


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